SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                             ----------------------
                                    FORM 8-K

                                 CURRENT REPORT

                        Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

       Date of Report (date of earliest event reported) FEBRUARY 12, 1997

                         SENTRY TECHNOLOGY CORPORATION
             (Exact name of registrant as specified in its charter)

          DELAWARE                     1-12727             96-11-3349733
 (State or other jurisdiction of     (Commission           (IRS Employer
       incorporation                 File Number)           ID Number)

           350 WIRELESS BOULEVARD, HAUPPAUGE, NEW YORK       11788
             (Address of principal executive offices)      (Zip Code)


         (Former name or former address, if changed since last report)
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Item 2.   ACQUISITION OR DISPOSITION OF ASSETS.

          On February 12, 1997, the shareholders of Knogo North America Inc. ("Knogo") and Video Sentry Corporation ("Video") approved the Amended and Restated Agreement and Plan of Reorganization and Merger, dated as of November 27, 1996, as amended by Amendment No. 1 to the Amended and Restated Agreement and Plan of Reorganization and Merger, dated as of January 10, 1997 (collectively, the "Merger Agreement"). Pursuant to the terms and conditions of the Merger Agreement, as described in the Registration Statement on Form S-4 of Sentry Technology Corporation ("Sentry") (File No. 333-20135), Sentry is now the sole shareholder of both Knogo and Video. Each Knogo shareholder received one share of Sentry common stock, (par value $.001 per share ("Sentry Common Stock"), and one share of Sentry Class A preferred stock, face value $5.00 per share, for each 1.2022 shares of common stock of Knogo held by such shareholder. Each Video shareholder received one share of Sentry Comon Stock for each share of common stock of Video held by such shareholder.

Item 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

          (a) Financial Statements - To be filed by amendment not later than 60 days from the date this Report on Form 8-K is required to be filed.

          (a)  Pro forma financial information - To be filed by amendment.

          (c)  Exhibits.

               99.1  Press Release.
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                                   SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                              SENTRY TECHNOLOGY CORPORATION

                              By:  /S/ PETER J. MUNDY
                                       Peter J. Mundy
                                       Vice President-Finance,
                                       Secretary and Treasurer

Dated:  February 25, 1997
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                                 EXHIBIT INDEX

                                                            Page No. in
                                                            Sequentially
Exhibit                                                      Numbered
NUMBER         DESCRIPTION                                    DOCUMENT
99.1           Press Release.                                   5